Exhibit 99.2

Election to Terminate Deferred Compensation Agreement

Effective as of the close of business on November 15, 2005, I, Elena Delgado, hereby elect to terminate my participation in the Deferred Compensation Agreement (the "Agreement") that I entered into as of December 22, 2004 and amended as of April 7, 2005 with Irwin Home Equity Corporation and Irwin Financial Corporation. This election is intended to comply with the provisions of IRS Notice 2005-1, Q&A -20 and the Agreement.

I understand that this election is irrevocable, and that I will be paid the full value of the Deferred Purchase Price (as defined in the Agreement) and any interest earned thereon, pursuant to the terms of the Agreement. I certify that I have resigned as Irwin Home Equity's President and Chief Executive Officer as of the date hereof and agree that the total amount to be paid to me under the Agreement is $8,561,855. After such payment, I acknowledge and understand that I shall have no remaining rights or benefits under the Agreement.

/s/ Elena Delgado
Elena Delgado
Date: November 15, 2005

Accepted:

/s/ Thomas D. Washburn
Irwin Home Equity Corporation
By: Thomas D. Washburn
Its: Chairman
Date: November 15, 2005

Accepted:

/s/Gregory F. Ehlinger
Irwin Financial Corporation
By: Gregory F. Ehlinger
Its: Senior Vice President & Chief Financial Officer
Date: November 15, 2005